Exhibit 99.3

[LETTERHEAD OF ALLEN & COMPANY LLC]

The Board of Directors

Scripps Networks Interactive, Inc.

9721 Sherrill Boulevard

Knoxville, Tennessee 37932

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated July 29, 2017, to the Board of Directors of Scripps Networks Interactive, Inc. (“Scripps”) as Annex G to, and reference to such opinion letter under the headings “SUMMARY—Opinions of Scripps’ Financial Advisors—Opinion of Allen & Company LLC” and “TRANSACTION SUMMARY—Opinion of Allen & Company LLC, Financial Advisor to Scripps” in, the joint proxy statement/prospectus relating to the proposed transaction involving Scripps and Discovery Communications, Inc. (“Discovery”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Discovery (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Allen & Company LLC

ALLEN & COMPANY LLC

September 14, 2017